Exhibit 3.8

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

Affinia India LLC

a Delaware limited liability company

dated as of December 3, 2010

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

AFFINIA INDIA LLC

This LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated or otherwise modified, this “Agreement”) of Affinia India LLC (the “Company”) is being executed by Affinia Group Inc., a Delaware corporation (the “Group”), as of this 3rd day of December, 2010, pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (as amended from time to time, the “Act”), on the following terms and conditions:

WHEREAS, MAT Holdings Inc., an Illinois corporation (“MAT”) has caused the formation of A&M Braking LLC, a Delaware limited liability company , by filing the certificate of formation fur such company with the Secretary of State of Delaware on March 28, 2007,and became the initial Member holding 100% of the membership interests of the Company;

WHEREAS, MAT and Group entered into a First Amended and Restated Limited Liability Company Agreement (the “Former LLC Agreement”) which, among other things, changed the name of the Company to Affinia MAT Brake Company, LLC in connection with Group’s acquisition of 50% of the membership interests of the Company;

WHEREAS, on the date hereof, MAT transferred to Group its membership interests constituting 50% of the total membership interests in the Company;

WHEREAS, from and after the date hereof, Group is the sole member of the Company (the “Sole Member” or “Member”).

NOW, THEREFORE, the Sole Member, by execution of this Agreement, hereby amends and restates the Former LLC Agreement in its entirety and hereby agrees as follows:

ARTICLE I

THE COMPANY

Section 1.1 Organization. MAT, as original sole member of the Company, formed the Company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Group was admitted as a member of the Company upon its execution of the Former LLC Agreement.

Section 1.2 Company Name. The name of the limited liability company formed hereby shall be “Affinia India LLC” and all business of the Company shall be conducted in such name or such other name as the Member shall determine. The Company shall hold all of its property in the name of the Company and not in the name of the Member.

Section 1.3 Purpose. The purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Act and to do any and all acts and things which may be necessary or incidental to the foregoing, the promotion or conduct of the business of the Company or the maintenance and improvement of its property.

Section 1.4 Powers. The Company shall possess and may exercise all the powers and privileges granted by the Act, all other applicable law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion and attainment of the business, purposes or activities of the Company.

Section 1.5 Principal Place of Business. The principal place of business of the Company shall be 1101 Technology Dr., Ann Arbor, Michigan 48108 or at such other location as may be designated by the Member from time to time.

Section 1.6 Term. The term of the Company shall be perpetual unless and until the Company is dissolved by the Member or as set forth herein. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the Company (the “Certificate”) in the manner required by the Act.

Section 1.7 Filings; Agent for Service of Process.

(a) The Certificate has been filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Member shall take any and all actions reasonably necessary to perfect and maintain the status of the Company under the laws of the State of Delaware. The Member shall execute and file amendments to the Certificate whenever required by the Act.

(b) The Member shall execute and file such forms or certificates and may take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business.

(c) The initial registered agent for service of process on the Company in the State of Delaware, and the address of such registered agent, shall be the agent for service of process set forth in the Certificate. The Member may change the registered agent and appoint successor registered agents.

(d) Upon the dissolution and completion of winding up of the Company, the Member (or, in the event the Member no longer exists, the person responsible for the winding up and dissolution of the Company pursuant to the Act) shall promptly execute and file a certificate of cancellation of the Certificate in accordance with the Act and such other documents as may be required by the laws of any other states or jurisdictions in which the Company has registered to transact business or otherwise filed articles.

Section 1.8 Reservation of Other Business Opportunities. Except and solely to the extent that any business opportunities of the Member are actually exploited by the Company, no business opportunities of the Member shall be deemed the property of the Company. The Member may engage in or possess an interest in any other business venture, independently or with others, of any nature or description, even if such venture or opportunity is in direct competition with the business of the Company; and the Company shall have no rights by virtue hereof in or to such other business ventures, or to the income or profits derived therefrom.

Section 1.9 Membership Certificates. The Company hereby irrevocably elects that all limited liability company interests in the company shall be “securities” within the meaning of, and governed by Article 8 of the Uniform Commercial Code of the State of New York. All limited liability company interests in the Company shall be certificated in the form attached hereto as Exhibit B or such other form as the Member may select. Each certificate evidencing limited liability company interests in the company shall bear the following legend:

“All limited liability company interests in the Company shall be “securities” within the meaning of, and governed by Article 8 of the Uniform Commercial Code of the State of New York.”

No changes to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates hereafter issued shall not bear the foregoing legend.

The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.

ARTICLE II

MANAGEMENT AND MEMBERSHIP

Section 2.1 Management of Company. The business and affairs of the Company shall be managed under the direction and by the approval of the Member. The Member shall have all power and authority to manage, and direct the management of, the business and affairs of the Company, and to make all decisions to be made by the Company. Unanimous approval by or on behalf of the Company, whether by consent of, or action taken by, the Member, shall constitute approval or action by the Company. Any person dealing with the Company shall be entitled to rely on a certificate or any writing signed by the Member as the duly authorized action of the Company. The Member has the power and authority to bind the Company.

Section 2.2 Written Consent. Any action requiring the vote, consent, approval or action of the Member may be taken by a unanimous consent in writing, setting forth the action so taken, by the Member.

Section 2.3 Books and Records. The Member shall keep proper and usual books and records pertaining to the business of the Company. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the State of Delaware, as the Member shall from time to time determine.

Section 2.4 Salary. No salary shall be paid to the Member for its duties set forth hereunder.

Section 2.5 Resignation. Subject to Section 4.1, the Member may resign from the Company.

Section 2.6 Limited Liability.

(a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

(b) To the extent that at law or in equity the Member shall have duties (including fiduciary duties) and liabilities to the Company, such duties and liabilities may be restricted by provisions of this Agreement. The Member shall not be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on the Member by this Agreement.

(c) The Member shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to the matters the Member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(d) Any repeal or modification of this Section 2.6 shall not adversely affect any right or protection of the Member existing prior to such repeal or modification.

Section 2.7 Indemnification.

(a) The Company shall indemnify and hold harmless the Member and each of its affiliates, partners, officers, directors, shareholders, agents or employees (the “Indemnified Parties”) from and against any loss, expense, damage or injury suffered or sustained by the Indemnified Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such Indemnified Party; and provided further that such Indemnified Party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in the best interests of the Company. Such indemnification shall be made only to the extent of the assets of the Company.

(b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Party (or any of them) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party (or any of them) to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this Section 2.7.

Section 2.8 Transfer of Interest. The Member may transfer or assign all or a portion of its interest in the Company. A transfer of limited liability company interests requires delivery of an endorsed certificate. Upon a transfer of the Member’s entire interest in the Company, such transferee or assignee shall become the “Member” for all purposes of this Agreement effective immediately prior to such transfer, upon its execution of a counterpart to this Agreement. Upon a transfer or assignment of less than the Member’s entire interest in the Company, the Member and such transferee or assignee shall amend this Agreement to reflect such transfer or assignment, or if the terms of such an amendment shall not be agreed upon, the transferring Member may elect to dissolve the Company in its sole discretion. Any transfer of limited liability company interests shall be effective upon registration of transfer in the Company’s books maintained for such purpose.

ARTICLE III

FISCAL MATTERS

Section 3.1 Deposits. All funds of the Company shall be deposited in an account or accounts in such banks, trust companies or other depositories as the Member may select.

Section 3.2 Financial Records. All financial records shall be maintained and reported using United States generally accepted accounting principles, consistently applied.

Section 3.3 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by the Member.

Section 3.4 Agreements. Consents, Checks. Etc. All agreements, consents, checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the Member or those persons authorized from time to time by the Member.

Section 3.5 Transactions with the Member. Except as provided in the Act, the Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and has the same rights and obligations with respect to any such matter as a person who is not a member.

Section 3.6 Contribution.

(a) The Member has made the contribution described on Exhibit A (the “Initial Contribution”). If no time for the Initial Contribution is specified, the Initial Contribution shall be made upon the filing of the Certificate with the Secretary of State of Delaware. The value of the Initial Contribution shall be as set forth on Exhibit A. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or be repaid any contribution except as provided herein.

(b) In addition to the Initial Contribution, the Member may make additional contributions. Except to the extent of any outstanding commitment of the Member to make a contribution, the Member shall not be obligated to make any additional contributions. The Member shall adjust the contribution reflected on Exhibit A at any time when the Member makes or promises to make a contribution to the Company.

(c) To the fullest extent permitted by the Act, the Member may revoke and extinguish any obligation to make any contribution hereunder by adjusting the contribution reflected on Exhibit A so as to subtract and remove any portion of the total contribution reflected thereon attributable to the contribution obligation being extinguished.

Section 3.7 Distributions. The Company may make distributions as determined by the Member from time to time in accordance with this Agreement; provided, however, that no distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of the liabilities of the Company and such distribution does not violate the Act or other applicable law. The Member may, in its sole discretion, elect to receive a distribution from assets other than cash.

ARTICLE IV

LIQUIDATION

Section 4.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidation only upon the first to occur of any of the following (“Liquidating Events”):

(a) the sale of all or substantially all of the property of the Company;

(b) the resignation of the Member or any other event that causes the Member of the Company to cease to be a member of the Company, unless the business of the Company is continued in a manner permitted by the Act; or

(c) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

Section 4.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Member. The Member shall not take any action which is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Member (or, in the event that a Member no longer exists, the person responsible for winding up the Member’s business and affairs) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent, conditional or unmatured obligations of the Company, in the following order:

(a) first, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company’s debts and liabilities to creditors other than the Member;

(b) second, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company’s debts and liabilities to the Member; and

(c) the balance, if any, to the Member.

Section 4.3 Member’s Bankruptcy. No Member shall cease to be a Member solely as a result of the occurrence of any of the following, and upon the occurrence of any such event, the business of the Company shall continue without dissolution:

(a) the Member makes an assignment for the benefit of creditors;

(b) the Member files a voluntary petition in bankruptcy;

(c) the Member is adjudged bankrupt or insolvent, or has entered against it an order of relief, in any bankruptcy or insolvency proceeding;

(d) the Member files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(e) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature;

(f) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties;

(g) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed; or

(h) appointment of a trustee, receiver or liquidator of the Member.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendments. This Agreement may be altered, amended or repealed, or a new Agreement may be adopted, upon the consent of the Member.

Section 5.2 Merger and Conversion. The Company may be merged, consolidated or converted with or into any other entity upon the consent of the Member.

Section 5.3 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its heirs, legatees, legal representatives, successors, transferees and assigns.

Section 5.4 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Company or the Member.

Section 5.5 Construction. The Member shall have the full power and authority to construe and interpret this Agreement.

Section 5.6 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 5.7 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

Section 5.8 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 5.9 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Member, without regard to the principles of conflicts of laws.

[signature page follows]

IN WITNESS WHEREOF, the Member has executed this Second Amended and Restated Limited Liability Company Agreement as of the day first above set forth.

AFFINIA GROUP INC.

THOMAS H. MADDEN
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

EXHIBIT A

TO THE SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

AFFINIA INDIA LLC

	00000000000	00000000000
MEMBER NAME AND ADDRESS	CAPITAL CONTRIBUTIONS	MEMBERSHIP INTERESTS

Affinia Group Inc. 1101 Technology Drive Ann Arbor, Michigan 48108	$100.00	100%

Exhibit B

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND AFFINIA INDIA LLC MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM: ANY PROPOSED SALE, TRANSFER, OR OTHER DISPOSITION OF SUCH INTERESTS.

ALL LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY SHALL BE “SECURITIES” WITHIN THE MEANING OF, AND GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

No.

Affinia India LLC

A Limited Liability Company under the laws of the State of Delaware

Certificate of Interest

This certifies that                      a                      corporation, is the owner of a limited liability company interest in Affinia India LLC (the “Company”) subject to the terms of the Second Amended Limited Liability Company Agreement dated as of December 3, 2010 as the same may be amended from time to time in accordance with its terms (the “Operating Agreement”). The limited liability company interest evidenced hereby shall be the interest in the Company appearing on Exhibit A to the Operating Agreement set forth thereon, as the same may be amended from time to time in accordance with its terms.

THIS CERTIFICATE OF INTEREST MAY BE TRANSFERRED BY THE LAWFUL HOLDERS HEREOF ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE OPERATING AGREEMENT.

THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE OPERATING AGREEMENT.

AFFINIA INDIA LLC

By: